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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

          SUBSIDIARY                                           JURISDICTION OF INCORPORATION
- -------------------------------                               -------------------------------
Midway Home Entertainment Inc.                                Delaware
Midway Interactive Inc.                                       Delaware
Midway/Nintendo Inc.                                          Delaware
Atari Games Corporation                                       California
Tengen, Inc.                                                  California
Atari Games Ireland Limited                                   Ireland
K.K. Atari Interactive                                        Japan